Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement of Vican Resources, Inc. on Amendment No.1 to Form S-1 of my report dated April 14, 2015, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

April 29, 2015